EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER OF THE COMPANY
PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
UNDER THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in the undersigned's capacity as an officer of SecureWorks Corp. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge:

1.The quarterly report on Form 10-Q of the Company for the period ended October 29, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in such quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	December 2, 2021	/s/ Wendy Thomas
Wendy Thomas
President and Chief Executive Officer

Date:	December 2, 2021	/s/ Paul M. Parrish
Paul M. Parrish
Chief Financial Officer